Exhibit 99.1

STEPHANIE FERRIS JOINS LULULEMON BOARD OF DIRECTORS

VANCOUVER, British Columbia - July 17, 2019 - lululemon athletica inc. (NASDAQ: LULU) today announced Stephanie Ferris, Chief Financial Officer of payment processing leader Worldpay Inc., has been appointed to the company’s Board of Directors, effective immediately.

"I am thrilled at the opportunity to join lululemon’s Board of Directors during this exciting phase of global growth," said Ms. Ferris. "I have great admiration for all that lululemon has achieved and feel passionate about the company’s vision and purpose."

At Worldpay Inc., a leading global omni-commerce company, Ms. Ferris is responsible for transforming the U.S. payment processor to a fintech leader around the world. Previously, Ms. Ferris served as Vantiv’s CFO, where she had responsibility for accounting, treasury, financial planning & analysis and M&A. She began her career in public accounting at PricewaterhouseCoopers.

Ms. Ferris is a Certified Public Accountant and a graduate of Miami University in Oxford, Ohio. She currently resides in Cincinnati and is an avid runner.

About lululemon athletica inc.

lululemon athletica inc. (NASDAQ: LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Contacts:

Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

Or

ICR, Inc.
Joseph Teklits/Caitlin Morahan
1-203-682-8200

Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

Or

Brunswick Group
Eleanor French
1-415-671-7676